Exhibit 10.61






                        AMENDMENT TO THE CREDIT AGREEMENT




                  BANCOMER, S.A., MULTIPLE BANKING INSTITUTION,
                            BANCOMER FINANCIAL GROUP

                                   (BANCOMER)





                              MK GAIN, S.A. DE C.V.

                                   (BORROWER)








                           Translated from Spanish by
                       Latin American Trade Finance, Ltd.

                                      INDEX


DECLARATIONS.............................................................1
I.       Declarations of the Borrower....................................1
II.      Declarations of Bancomer........................................2

CLAUSES  2

Clause 1.               Amendment to the Credit Agreement................2

Clause 2.               Validity and Legal Effect of the Credit
                        Agreement........................................2

Clause 3.               Definition of Terms..............................3

Clause 4.               Modifications to the Credit Agreement............3
A.       Modifications to Paragraph N. of Clause 1.......................3
B.       Modifications to Paragraph U. of Clause 1.......................3
C.       Modifications to Paragraph DD. of Clause 1......................3
D.       Modifications to Paragraph FF. of Clause 1......................4
E.       Modifications to Clause 5.......................................4
F.       Modifications to Paragraph H. of Clause 7.......................4
G.       Modifications to Paragraph F. of Clause 8.......................4
H.       Modifications to Paragraph C. of Clause 12......................5
I.       Modifications to Paragraph T. of Clause 18......................6
J.       Modifications to Paragraph W. of Clause 18......................7
K.       Addition of Paragraph X. of Clause 18...........................8
L.       Modifications to Paragraph I. of Clause 20......................8
M.       Modifications to Paragraph O. of Clause 20......................8
N.       Modifications to Paragraph R. of Clause 20......................9
O.       Addition of Paragraphs Z.,AA. and BB. of Clause 20..............9
P.       Modifications to Paragraph B. of Clause 30......................9
Q.       Modifications to Annex "F" Financial Ratios.....................10
R.       Modifications to Annex "H" Shop Improvements....................10
S.       Modifications to Annex "I" Calculation of Success Commission....10
T        Modifications to Annex "J" Maintenance Contract.................10

Clause 5 Commissions.....................................................10

Clause 5.               Governing Law....................................10

Clause 6.               Jurisdiction.....................................10


ANNEX "A"               COPY OF THE CREDIT AGREEMENT
ANNEX "B"               FINANCIAL RATIOS
ANNEX "C"               MODIFICATIONS TO ANNEX "H" PROGRAM OF
                        SHOP IMPROVEMENTS
ANNEX "D"               MODIFICATIONS TO ANNEX "I" METHOD FOR CALCULATION OF
                        SUCCESS COMMISSION
ANNEX "E"               MODIFICATIONS TO ANNEX "J" MODIFICATIONS OF
                        MAINTENANCE CONTRACT

                        AMENDMENT TO THE CREDIT AGREEMENT


             ------------------------------------------------------


         Amendment Agreement to the Credit Agreement signed on December 13, 1996 by and between:

         (i) Bancomer, S.A., Multiple Banking Institution, Bancomer Financial Group, a credit institution constituted and existing under the laws of the United Mexican States (identified hereinafter as "Bancomer"), and

         (ii) MK Gain, S.A. de C.V., a corporation constituted and existing under the laws of the United Mexican States (identified hereafter as the "Borrower").

         in accordance with the following declarations and clauses:


                                  DECLARATIONS

I.       Borrower's Recitals.  Borrower states that:

         a) It is a corporation organized under the laws of the United Mexican States with full capacity under its by-laws to execute this Agreement and to undertake its obligations as established hereunder, as evidenced by Public Deed No. 23 granted on January 26, 1994, before Mr. Jose Luis Cardenas Davila, Notary Public No. 12 in and for Sabinas, Coahuila, whose first public deed was inscribed in the Public Property Registry of Sabinas, State of Coahuila, under number 1,771, 10th volume, 3rd book, commercial section, on January 27, 1994, and the Public Deed No. 22,796 granted on July 5, 1995 before Mr. Carlos A. Duran Loera, Public Notary No. 11 of the Federal District, whose first public deed was inscribed in the Public Registry of Commerce of Mexico City, D.F. on page number 20,849 dated June 24, 1996.

         b) Its representatives are duly empowered and have full legal capacity to execute this Agreement on its behalf and representation, without modification, restriction or revocation as of the date of this Agreement, as evidenced by a copy, certified by the Secretary of the Board of Directors of the Borrower, of the minutes dated December 11, 1996, of the resolution taken by the Board of Directors of the Borrower to grant the necessary powers of attorney to enter into this Amendment Agreement.

         c) That on July 6, 1995 it entered into a credit agreement with Bancomer (hereinafter referred to as the Credit Agreement) of which a copy is attached hereto as Annex "A".

         d) It has requested from Bancomer a Loan Disbursement (as such term is defined in the Credit Agreement) for an amount greater than the Credit Agreement allows to be made in one Disbursement of the Credit.

II.      Bancomer's Recitals.  Bancomer states that:

         a) It is a credit institution duly organized and validly existing under the laws of the United Mexican States and is fully empowered to execute this Agreement, as evidenced by Public Deed No. 8525 granted on October 8, 1945, before Mr. Tomo s O'Gorman, Notary Public No. 1 of the Federal District with first public deed written under Folio No. 53, Page 310, Volume 207, Book 3 of the Public Registry of Commerce, Federal District.

         b) That its representative has the sufficient legal capacity and authorization to enter into this Agreement on its behalf and representation, without having been modified, restricted or revoked as of the date of execution of this Agreement, as evidenced by (i) Public Deed No. 20,373, granted on April 21, 1994, before Mr. Rogelio Magana Luna, Notary Public No. 56 of the Federal District, whose first public deed was inscribed under number 23,900, page 12 of volume 268 of the Public Registry of Property and Commerce of the city of San Luis Potasi, San Luis Potasi.

         c) That for the purpose of clarifying some terms used in the Credit Agreement and some of the obligations of the parties thereto, it wishes to enter into this Amendment Agreement to the Credit Agreement.

         d) That it has received from the borrower a request to make a Loan Disbursement for an amount greater than as permitted by the Credit Agreement in one Loan Disbursement.

         NOW THEREFORE, in consideration of the foregoing declarations, the parties hereto agree to the following:


                                     CLAUSES

         Clause 1. Modification to the Credit Agreement. Bancomer and the Borrower, by means of this Amendment Agreement expressly agree to modify and hereby do modify the Credit Agreement, under the terms established in this Amendment Agreement.

         Clause 2. Validity and Legal Effect of the Credit Agreement. Bancomer and the Borrower expressly provide and agree that with respect to all terms and conditions of the Credit Agreement not expressly modified by this Amendment, all such terms and conditions will continue to be in full force and effect in the manner that they were initially agreed. Furthermore, the parties expressly agree that under no circumstances should this Amendment be interpreted as a novation of the obligations of the parties under the Credit Agreement, and therefore the parties ratify in all aspects the provisions of the Credit Agreement not modified by means of this Amendment.

         Clause 3. Definition of Terms. The terms that are used in the present Amendment Agreement and that related to the Credit Agreement have the meanings attributed to them in the Credit Agreement.

         Clause 4.    Modifications to the Credit Agreement.

         A. Modifications to Paragraph N. of Clause 1. Bancomer and the Borrower agree to modify and hereby do modify Paragraph N. of Clause 1 of the Credit Agreement, in order to read as follows:

         "N. "Maintenance Contract" means the Contract for the Maintenance of Traction and Haulage Equipment entered into between the Borrower and Ferrocarriles on March 15, 1994, and the amending agreement to the contract dated August 30, 1996."

         B. Modifications to Paragraph U. of Clause 1. Bancomer and the Borrower agree to modify and hereby do modify Paragraph U. of Clause 1 of the Credit Agreement, in order to read as follows:

         "U. "Loan Disbursement", means the disbursements of the Credit made by the Borrower in accordance with the terms of this Agreement; provided however that: (i) the borrower may make only Loan Disbursement for each calendar month during the duration of the Disbursement period; (ii) the first Loan Disbursement may be made for up to the amount of U.S. $3,000,000.00 (Three Million and 00/100 Dollars); (iii) each one of the second and subsequent Loan Disbursements shall be in an amount not greater than $U.S. $1,540,000.00 (One Million Five Hundred Forth Thousand and 00/100 Dollars); (iv) the dates and amounts of the Loan Disbursements may only be modified with the prior approval of Bancomer; and (v) any Loan Disbursement may not be for less than U.S. $100,000.00 (One Hundred Thousand and 00/100 Dollars).

         C. Modifications to Paragraph DD. of Clause 1. Bancomer and the Borrower agree to modify and hereby do modify Paragraph DD. of Clause 1 of the Credit Agreement, in order to read as follows:

         "DD. "Maximum Risk Amount" means the amount of U.S. $27,100,000.00 (Twenty Seven Million One Hundred Thousand and 00/100 Dollars).

         D. Modifications to Paragraph FF. of Clause 1. Bancomer and the Borrower agree to modify and hereby do modify Paragraph FF. of Clause 1 of the Credit Agreement, in order to read as follows:

         "FF. "Financial Ratios", mean the financial ratios set forth in Annex F to this Agreement and which are to be complied with by the Borrower during the term of this Agreement."

         E. Modifications to Clause 5. Bancomer and the Borrower agree to modify and hereby do modify Clause 5 of the Credit Agreement, in order to read as follows:
         "Clause 5. Loan Disbursements. During the Loan Disbursement Period provided in Clause 4 above, the Borrower shall notify Bancomer in writing with five (5) Business Days Notice of its intention to make a Loan Disbursement, specifying (i) the amount of the Loan Disbursement, and (ii) the Disbursement Date. Provided that all the conditions precedent set forth in (i) of this Agreement, for the first Loan Disbursement and (ii) in Clause 8, for subsequent Loan Disbursements, have been duly satisfied and the Note or Notes referred to in Clause 6 of this Agreement are in terms and conditions which are satisfactory to Bancomer, Bancomer shall disburse to the Borrower the Loan Disbursement on the Disbursement Date requested by the Borrower, by means of depositing the respective funds precisely in Dollars to the bank account and in accordance with the instructions provided to the bank by Bancomer for such purpose in the notice referred to in this Clause".

         F. Modifications to Paragraph H. of Clause 7. Bancomer and the Borrower agree to modify and hereby do modify Paragraph H. of Clause 7 of the Credit Agreement, in order to read as follows:

         "H. That Bancomer shall have received, to its complete satisfaction the Ferrocarriles certificate with respect to the first Loan Disbursement, confirming that Farrocarriles has (i) received and inspected the works and services mentioned therein, and (ii) agrees that the works and services mentioned therein shall serve as a basis for determining One Hundred Percent of the termination value to be calculated in accordance with Annex B of the Ferrocarriles Agreement."

         G. Modifications to Paragraph F. of Clause 8. Bancomer and the Borrower agree to modify and hereby do modify Paragraph F. of Clause 8 of the Credit Agreement, in order to read as follows:

         "F. That Bancomer shall have received, to its complete satisfaction the Ferrocarriles certificate with respect to the second and subsequent Loan Disbursements, confirming that Farrocarriles has (i) received and inspected the works and services mentioned therein, and (ii) agrees that the works and services mentioned therein shall serve as a basis for determining One Hundred Percent of the termination value to be calculated in accordance with Annex B of the Ferrocarriles Agreement."

         H. Modifications to Paragraph C. of Clause 12. Bancomer and the Borrower agree to modify and hereby do modify Paragraph C. of Clause 12. of the Credit Agreement, in order to read as follows:

         "C. The Success Commission in an amount totaling US$950,000 (Nine Hundred Fifty Thousand and 00/100 Dollars) payable in 12 semiannual installments, (i) the first of which is to be paid in the amount of US$90,000.00 (Ninety Thousand Dollars), and (ii) the 11 (eleven) remaining payments of this commission, each of which will be in the amount of US$75,000.00 (Seventy Five Thousand Dollars) will be paid on the 15th day of the months of August and February of each calendar year; with the understanding that:

                  (I) the first payment of the Success Fee will be made on the date which occurs on the later of: (y) the 30th of December, 1996, or
         (z) the date on which the Borrower disburses part or all of the amount of US$2,720,000.00 (Two Million Seven Hundred Twenty Thousand 00/100 Dollars) in one single Loan Disbursement in accordance with the prior authorizations and waivers that Bancomer requires under the Contract; provided, however, that if the Loan Disbursement in the amount of US$2,720,000.00 (Two Million Seven Hundred Twenty Thousand 00/100 Dollars) is not made on the respective Drawdown Date for reasons caused by the Borrower, the Borrower shall pay the first payment of the Success Fee on December 30, 1996 provided that the Line of Credit is open and available to Bancomer;

                  (ii) the last payment of the Success Fee will be on August 15, 2002;

                  (iii) if the Borrower elects to prepay the Loan in full in accordance of Clause 10 of this Agreement, then the Borrower shall prepay to Bancomer on such date and in one lump sum an amount equal to the sum of all amounts relating to the Success Fee payable after the date on which the Borrower makes the full prepayment of the Loan, calculated in accordance with Annex I of this Agreement;

                  (iv) if Bancomer accelerates the term for payment of the Loan in accordance with Clause 10 of this Agreement, then it shall be understood that the Success Fee shall not be paid by the Borrower; except that if Bancomer shall accelerate the term for payment for the Loan because of (y) any Event of Acceleration whose existence has been caused intentionally caused by the Borrower with the intent of avoiding payment of the Success Fee, or (z) whose existence could be have been reasonably avoided by the Borrower, then the Borrower shall pay to Bancomer, on the date on which Bancomer accelerates the term for payment of the Loan in one lump sum, an amount equal to the sum of all amounts relating to the Success Fee payable subsequent to the date on which the Borrower makes full prepayment of the Loan calculated in accordance with Annex I of this Agreement;

                  (v) any dispute which arises with respect to the determination by Bancomer as to whether (y) the Borrower has intentionally caused an Event of Acceleration in order to avoid payment of the Success Fee, or
         (z) the Borrower could have reasonably avoided an Event of Acceleration, the same shall be resolved in a definitive and final manner through an arbitration carried out under the Rules of Conciliation and Arbitration of the International Chamber of Commerce of Paris. This Arbitration shall be carried out three (3) arbitrators designated by the parties within ten (10) calendar days after the date on which either of the parties shall notify the other of its request that the dispute be submitted to arbitration and shall specify the subject matter of the dispute and any other relevant fact. The party in whose favor the arbitration award shall be made shall have the right to receive from the other party payment of all costs and expenses that have been incurred in relation to the arbitration.

                          Bancomer shall designate one (1) of the arbitrators, the Borrower shall designate an additional arbitrator and these two (2) arbitrators shall designate a third arbitrator. If the first two arbitrators designated doe not agree on the designation of a third arbitrator within a period of ten (10) calendar days after their designation, or if either of the parties does not designate an arbitrator, then the arbitrator or arbitrators who have not been designated in this manner shall be designated by the International Chamber of Commerce of Paris.

                          The arbitration procedure shall be carried out in Mexico, shall be held in English and in accordance with the laws of Mexico;

                  (vi) if any day on which payment of the Success Fee is to be made shall be on a day which is not a business day, then the respective payment of the Success Fee shall be made on the immediately preceding business day, and

                  (vii) in case of delay in the prompt and full payment of any amount of the Success Fee on the date when due and payable under this Clause, the amount not paid shall bear penalty interest from the date it is due until the date on which it is paid in full, payable on demand at the Penalty Interest Rate.

         I. Modifications to Paragraph T. of Clause 18. Bancomer and the Borrower agree to modify and hereby do modify Paragraph T. of Clause 18 of the Credit Agreement, in order to read as follows:

         "T. Maintain the Reserve Fund during the term of this Agreement with a minimum average monthly balance equal to the greater of (i) ten percent (10%) of the unpaid principal balance of the Loan on the date on which the balance of the Reserve Fund is to be determined, and (ii) the sum of all amounts of principal and interest under the Loan due and payable by the Borrower to Bancomer on the Interest Payment Dates and Principal Payments Dates falling within one hundred fifty (150) calendar days after the date on which the balance in the Reserve Fund is to be determined, times one point twenty five (1.25)."

         J. Modifications to Paragraph W. of Clause 18. Bancomer and the Borrower agree to modify and hereby do modify Paragraph W. of Clause 18 of the Credit Agreement, in order to read as follows:

         "W.  Fails to:

                  (I) pay dividends without the prior written consent of Bancomer;

                  (ii) make payments in any amount with respect to the MK Rail Debt, without the prior written consent of Bancomer;

                  (iii)   reduce its paid in capital;

                  (iv)     modify its by-laws or change its business purpose;

                  (v)     enter into liquidation or dissolution;

                  (vi) take or fail to take any action when such taking or failure to take shall result in the acceleration for the compliance with any of its contractual obligations;

                  (vii) acquire Indebtedness for (i) an amount greater than individually or in the aggregate amounts to U.S. $1,000,000.00 (One Million and 00/100 Dollars) or its equivalent in any other currency, or
         (ii) has a term greater than the one (1) year, without the prior written approval of Bancomer except for obligations generated by law or in the normal course of business;

                  (viii) modify or waive any right granted by the Maintenance Contract and/or the Trust, without the prior written consent of Bancomer which consent shall not be unreasonably withheld by Bancomer; except for modifications to the Maintenance Agreement that the Borrower shall agree with Ferrocarriles in terms which are substantially similar to the terms of the document attached to this Agreement as Annex J and as long as such modifications are formalized in a legal manner.

                  (ix) setoff in any way any amount which is owed to it under the Maintenance Agreement; provided that (i) if Ferrocarriles shall make a setoff against any of the Borrower's invoices for an amount greater than ten percent (10%) of such invoice, the Borrower shall obtain from Bancomer within thirty (30) calendar days after the date on which such setoff has occurred, Bancomer's approval in writing for this setoff, and (ii) if the Borrower shall not obtain the authorization from Bancomer specified in clause (i) above within such period, Bancomer may declare the existence of an Event of Acceleration."

         K. Addition of Paragraph X. to Clause 18. Bancomer and the Borrower agree to modify and hereby do modify Paragraph X. of Clause 18 of the Credit Agreement, in order to read as follows:

         "X. Maintain a commercial credit account with MK Rail, with respect to the purchase of materials and equipment from MK Rail or any of its subsidiaries or affiliates, with a minimum balance equal to the greater of (i) the sum of U.S. $1,500,000.00 (One Million Five Hundred Thousand and 00/100 Dollars), and (ii) the amount which corresponds to purchases of material and equipment from MK Rail in the normal course of its operation during a period of 45 (forty-five) calendar days; provided however that if the minimum balance in this account shall be reduced for any purpose then the Borrower shall be obligated to increase the minimum balance in the reserve fund up to the amount equal to the sum of amounts of principal and interest under the Loan due and payable to the Borrower to Bancomer on the Interest Payment Dates and Principal Payment Dates, multiplied by one point five (1.5) times; provided, however, that the commercial credit account shall not be considered as part of the MK Rail Debt."

         L. Modifications to Paragraph I. of Clause 20. Bancomer and the Borrower agree to modify and hereby do modify Paragraph I. of Clause 20 of the Credit Agreement, in order to read as follows:

         "I. If the Borrower pays dividends, makes payments with respect to the MK Rail Debt, reduces its paid-in capital, modifies its corporate purpose or changes its commercial direction, enters into dissolution or liquidation or merges with another company without the prior written consent of Bancomer."

         M. Modifications to Paragraph O. of Clause 20. Bancomer and the Borrower agree to modify and hereby do modify Paragraph O. of Clause 20 of the Credit Agreement, in order to read as follows:

         "O. If deviations with respect to the Investment Program of fifteen percent (15%) with respect to the advancement of investments plus costs, as set forth in the Investment Program, calculated on a quarterly basis, and if the same are not clarified by the Borrower within a period of fifteen (15) Business Days following a request is made by Bancomer for this purpose; provided, however, that if Ferrocarriles shall accept these deviations for a difference percentage then such percentage shall be accepted by Bancomer provided that it should not be greater than fifteen percent (15%)."


         N. Modifications to Paragraph R of Clause 20. Bancomer and the Borrower agree to modify and hereby do modify Paragraph R. of Clause 20 of the Credit Agreement, in order to read as follows:

         "R. If the Borrower (i) fails to comply with its obligation to maintain the "availability factor" in accordance with the terms of the Maintenance Contract, or (ii) fails to comply with any other of its obligations under the Maintenance Contract for a period of two (2) consecutive months, in such a way, in the opinion of the Technical Committee that the respective noncompliance may give to Ferrocarriles the right to cancel or rescind the Maintenance Contract."

         O. Addition of Paragraphs Z., AA. and BB. to Clause 20. Bancomer and the Borrower agree to modify and hereby do modify Clause 20 of the Credit Agreement by adding new Paragraphs Z., AA., and BB. to read as follows:

          "Z. If the funding of the CIBC Line of Credit is suspended, for any reason not attributable to Bancomer, for a period greater than 60 (sixty) calendar days and such funding is not renewed."

          "AA.  If  the  Borrower  does  not  comply  with  its   obligation  to
          immediately increase the balance of the Reserve Fund referred to in paragraph X. of Clause 18 of this Agreement."

         "BB. If Ferrocarriles shall make a setoff of any amount which it is to pay under the Maintenance Agreement against any amount owed in its favor under any other obligation of the Borrower apart from those resulting from the Maintenance Agreement."

         P. Modifications to Paragraph B of Clause 30. Bancomer and the Borrower agree to modify and hereby do modify Paragraph B. of Clause 30 of the Credit Agreement, in order to read as follows:

         "B. The Borrower shall pay to Bancomer or to the party designated by Bancomer, as sight, and without any requirement by Bancomer: (i) up to the sum of U.S. $80,000.00 (Eight Thousand and 00/100 Dollars) for the cost of technical supervision of the shops and the income of the Trust during the first year of this Agreement, and (ii) up to the sum of U.S. $80,000.00 (Eight Thousand and 00/100 Dollars) for the same purposes for the following years as long as their exists an unpaid balance of the Loan; provided, however, that the Technical Committee shall review the quotations and scopes of services of the Technical Supervisor and the Financial Supervisor in respect to the period being quoted at least four (4) months before the beginning of the period for which the quotation is made, for the purpose of deciding on its acceptance or the contracting of different providers for similar services in a less expensive manner for the Borrower. If there is no Agreement on a less expensive contract as described above, the Borrower shall pay the amount first written in this paragraph.

         The Borrower agrees that in case of delay in the punctual and full payment of all amounts relating to costs and expenses referred to in this clause on the date on which they are due and payable in accordance with the provisions of this clause, the unpaid amount shall accrue penalty interest from its due date up to the date it is paid in full at the Penalty Interest Rate."

         Q. Modifications to Annex "F" Financial Ratios. Bancomer and the Borrower agree to modify and hereby do modify Annex "F" Financial Ratios to the effect that the same shall read as contained in Annex "B" to this Amendment Agreement.

         R. Modifications to Annex "H" Shop Improvements. Bancomer and the Borrower agree to modify and hereby do modify Annex "H" Shop Improvements to the effect that the same shall include the 1997 Investment Program in accordance with the document attached as Annex "C" to this Amendment Agreement.

         S. Modifications to Annex "I" Success Commission. Bancomer and the Borrower agree to modify and hereby do modify Annex "I" Success Commission to the effect that the same shall read as contained in Annex "D" to this Amendment Agreement.

         T. Modifications to Annex "J" Maintenance Contract. Bancomer and the Borrower agree to modify and hereby do modify Annex "J" Maintenance Contract to the effect that the same is edited in the manner contained in Annex "E" to this Amendment Agreement.

         Clause 5. Commissions. The Borrower shall be obligated by means of this Amendment Agreement to pay to Bancomer a structuring fee in the amount of U.S. $45,000 (Forty Five Thousand and 00/100 Dollars), payable on the date which is the earlier of: (i) December 30, 1996, and (ii) the date on which the Borrower disperses all or a portion of the sum of U.S. $2,720,000.00 (Two Million Seven Hundred Twenty Thousand and 00/100 Dollars) in accordance with the authorizations and waivers by Bancomer under the Credit Agreement.

         Clause 6. Governing Law. This Amendment Agreement is to be interpreted in accordance with the laws of the United Mexican States.

         Clause 7. Jurisdiction. To all that relates to the interpretation and compliance of the obligations derived from this Amendment Agreement, the parties submit irrevocably to the jurisdiction of any competent court or courts in Mexico City, Federal District, United Mexican States, or any competent court or courts in the city of San Luis Potosi, San Luis Potosi, United Mexican States, expressly renouncing any other forum to which they have rights or possess by virtue of domicile or any other reason.

         In witness whereof, the parties to this Agreement have given their approval and the duly authorized representatives sign as of the date mentioned in the preamble to this Agreement.

         Bancomer:

         Bancomer, S.A., Multiple Banking Institution,
         Grupo Financiero Bancomer



         ----------------------------------
         By:
         Title:



         ----------------------------------
         By:
         Title:



         Borrower:

         MK Gain, S.A. de C.V.



         ----------------------------------
         By:
         Title:

                                    ANNEX "A"


                   MODIFICATIONS TO ANNEX "F" FINANCIAL RATIOS

                                    ANNEX "B"


                  MODIFICATIONS TO ANNEX "H" SHOP IMPROVEMENTS

                                    ANNEX "C"


                  MODIFICATIONS TO ANNEX "I" SUCCESS COMMISSION

                                    ANNEX "D"


                 MODIFICATIONS TO ANNEX "J" MAINTENANCE CONTRACT